Exhibit 10.13.4
                                                                 ---------------















           CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF
            THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
                          FILED WITH THE COMMISSION***





















                             CONFIDENTIAL TREATMENT

                              DEVELOPMENT AGREEMENT
                              ---------------------

         THIS DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into as of the fourth _ day of March, 2003 (the "Effective Date"), by and between STIEFEL LABORATORIES, INC. ("Stiefel") and INyX PHARMA LIMITED ("INyX"). INyX is a company organized under the laws of England and Wales with its principal place of business at 6 Seymour Court, Manor Park, Runcorn, Cheshire WA7 1SY. Stiefel is a New York corporation with its principal place of business at 255 Alhambra Circle, Coral Gables, Florida 33134.

                                   BACKGROUND:

         Subject  to the  terms  and  conditions  contained  in this  Agreement,
Stiefel desires to engage INyX to assist in Stiefel's development of the "Products" (as hereinafter defined), and INyX desires to accept such appointment.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premise, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

         The following words, terms and phrases, when used herein, shall have the following respective meanings:

         1.1 "Batch" shall mean the quantity of cans as agreed between both parties of the Products, produced pursuant to a single purchase order during the same cycle of manufacture.

         1.2 "BioBatch" shall mean a quantity of cans of the Products that is smaller than a Batch but not less than cans, whichever is greater.

         1.3 "cGMPs" shall mean current Good Manufacturing Practices, as published at 21 CFR parts 210 and 211 and amended during the term of this Agreement.

         1.4 "FDA" shall mean the United States Food and Drug Administration or any successor agency thereof.

         1.5 "Health Registrations" shall mean the Abbreviated New Drug Application approval issued by the FDA with respect to the Products and any other governmental or regulatory consents, registrations, approvals or permits necessary to sell or manufacture the Products or applications for the same.

         1.6 "Product" and "Products" shall mean ***.



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         1.7   "Specifications"   shall   mean   the   specifications   for  the
manufacturing,  packaging,  storage and  labeling of the  Products  described on
Exhibit  A  attached   hereto  and   incorporated   herein  by  reference.   The
Specifications shall be automatically amended upon each review and issuance of the Health Registrations to include the information set forth in the Health Registrations.

         1.8 "Total Development Cost" shall mean, with respect to each Product, the amount designated as such on Exhibit B attached hereto.

                                    ARTICLE 2
                               RIGHTS TO PRODUCTS
                               ------------------

         2.1 For greater clarity, INyX acknowledges that all intellectual property created specifically in connection with the Products (the "Intellectual Property"), including formulations, inventions or discoveries (first made or reduced to practice in the performance of INyX's obligations hereunder) shall be the property of Stiefel. INyX shall, when requested by Stiefel, execute all such assignments, consents and other documents reasonably necessary to assign to Stiefel all right, title and interest in and to all the Intellectual Property, and shall use best efforts to cause its employees, agents and subcontractors to execute the necessary documents to give effect to this provision.

         2.2 The Customer hereby grants INyX a royalty-free, non-exclusive, worldwide right and license to make, use and sell products incorporating Intellectual Property, subject always to INyX's obligations hereunder.

                                    ARTICLE 3
                                   DEVELOPMENT
                                   -----------

         3.1 INyX agrees to assist Stiefel in the development of the Products, as set forth in Exhibit B attached hereto.

         3.2 Stiefel agrees to reimburse INyX' efforts in the development of the Products, within thirty (30) days of its receipt of invoices from INyX. With respect to each Product, INyX agrees to timely complete all activities set forth in Exhibit B attached hereto in exchange for the respective Total Development Cost set forth therein.

         3.3 INyX agrees to provide in a timely fashion all documents requested by Stiefel for submission in a Health Registration (including without limitation those documents listed in Exhibit C attached hereto) and to actually support Stiefel in responding to communications from the FDA.

         3.4 Stiefel and INyX acknowledge that INyX must validate three (3) batches of the Products prior to selling any Products to Stiefel. INyX shall complete such validation within sixteen (16) weeks of Stiefel's request. Stiefel shall be obligated to purchase such Batches in accordance with the terms of the Manufacturing and Supply Agreement.


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                                    ARTICLE 4
                                   COMPLIANCE
                                   ----------

         4.1 Each party shall promptly deliver to the other a copy of all written communications received by it from the FDA during the term of this Agreement relating to the design, manufacture, packaging, shipping, storage or sale of the Products and allow the other party an opportunity to comment upon its proposed response.

         4.2 Stiefel may perform audits of INyX to establish INyX' compliance with cGMPs and the Health Registrations or regarding other manufacturing, quality or regulatory matters affecting the Products, with reasonable prior notice.

         4.3 INyX shall immediately notify Stiefel of any FDA inspections which may affect any or all of the Products, allow Stiefel to be available to answer FDA questions, and keep Stiefel informed to the maximum practicable extent as to the inspection's progress.

         4.4 INyX agrees to provide to Stiefel, promptly upon Stiefel's request, duly authenticated copies of all documents required to obtain and maintain the Health Registrations and all documents related to manufacturing the Products, including without limitation those documents listed in Exhibit C.

                                    ARTICLE 5
                            PRICES, TERMS OF PAYMENT
                            ------------------------

         5.1 Payment. With respect to each Product: (a) Stiefel shall pay INyX an amount equal to fifty percent (50%) of the Total Development Cost, within thirty (30) days after INyX' duly authorized representative signs this Agreement; (b) Stiefel shall pay INyX an amount equal to twenty-five percent (25%) of the Total Development Cost, within thirty (30) days after INyX completes the development work set forth in Exhibit B attached hereto with respect to such Product; and (c) Stiefel shall pay INyX the balance of its Total Development Cost within thirty (30) days of Stiefel's filing an Abbreviated New Drug Application in its own name with respect thereto.

                                    ARTICLE 6
                              TERM AND TERMINATION
                              --------------------

         6.1 Term. Unless earlier terminated in accordance with the provisions hereof, the term of this Agreement shall commence on the Effective Date and shall thereafter continue in effect until the third (3rd) anniversary of the Effective Date.


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         6.2 Termination for Cause. Either party may terminate this Agreement on written notice to the other party, effective immediately if:

                  (a) the other party commits a material breach of any of its obligations hereunder which is not cured within ninety (90) days of written notice from the other party specifying the breach; or

                  (b) the other party is dissolved or liquidated, files or has filed against it a petition under any bankruptcy or insolvency law, makes an assignment to the benefit of its creditors, has a receiver appointed for all or substantially all of its property, or has a petition under any bankruptcy or insolvency law filed against it which is not dismissed within sixty (60) days.

Such right of termination shall be in addition to any other remedy a non-defaulting party may have at law or in equity due to the other party's breach of is obligations hereunder.

         6.3 Termination for Market Conditions. At any time and from time to time, Stiefel may terminate this Agreement with respect to any or all of the Products on ninety (90) days prior written notice to INyX, provided that Stiefel shall accept and pay for all development work performed by INyX in accordance with Exhibit B attached hereto prior to INyX' receipt of such notice and reasonable shut-down costs, provided that in no event shall Stiefel's liability for any such costs, plus amounts paid by Stiefel prior to such notice exceed (a) with respect to any Product, such Product's Total Development Cost; or (b) in the aggregate for all Products ***.

         6.4 Changed Circumstances. In the event that the market for the Products materially changes or either party, in good faith, believes that a material change in such party's circumstances beyond their control has occurred which materially affects its ability to perform its obligations pursuant to this Agreement, the parties hereto shall, in good faith, negotiate towards mutually acceptable revisions to this Agreement to address the impact of such material changes; provided, however, the terms of this Agreement shall continue in full force and effect unless and until the parties hereto agree otherwise.

         6.5 Force Majeure. The failure of either of the parties hereto to perform any obligation under this Agreement solely by reason of any cause beyond its control (and due to no fault of its own), including, without limitation, acts of God, acts of government, riots, wars, strikes and accidents in transportation, shall not be deemed to be a breach of this Agreement; provided, however, that the party so prevented from complying herewith shall continue to take all actions within its power, including payment of outstanding invoices, to comply as fully as possible herewith.









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                                    ARTICLE 7
                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

         7.1 Indemnification. INyX hereby indemnifies and agrees to defend and hold Stiefel harmless from and against losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and court costs) incurred by Stiefel as a result of any breach of this Agreement by INyX. Stiefel hereby indemnifies and agrees to defend and hold INyX harmless from and against losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and court costs) incurred by INyX as a result of any breach of this Agreement by Stiefel, Stiefel's storage, sale or distribution of the Products, or any Products labeling, Specifications, instructions, directions, warnings, pamphlets or other information provided by Stiefel that differs from those provided by INyX.

         7.2 Insurance. Each party hereto shall maintain with a financially sound and reputable insurer, from the date of the first purchase of Products through the remainder of the term of this Agreement, comprehensive general liability insurance, including, without limitation, Products liability insurance with liability limits of at least Five Million Pounds Sterling ((pound)5,000,000) per occurrence and in the aggregate. Each party hereto shall also name the other party as an additional insured party on its policy and provide the other party with such evidence thereof as is reasonably requested by the other party from time to time.

                                    ARTICLE 8
                  WARRANTIES AND REPRESENTATIONS OF THE PARTIES
                  ---------------------------------------------

         8.1 Additional Representations and Warranties of INyX. INyX hereby additionally represents and warrants to Stiefel the following:

                  (a) INyX is a corporation duly organized and existing in good standing under the laws of England;

                  (b) There are no material adverse claims pending or, to the best of INyX's knowledge, threatened against INyX by any entity with respect to the Products;

                  (c) INyX is neither a party to nor otherwise bound by any agreement or instrument which prohibits or prevents it from performing its obligations under this Agreement; and

                  (d) INyX's manufacturing, packaging and storage facilities comply in all material respects with all applicable federal, state and local laws, rules and regulations in the Territory.

                  (e) INyX will make no use of Confidential Information of *** under the provisions of the Amended and Restated Manufacturing and Supply Agreement between *** and ***, in performing its obligations hereunder.



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         8.2  Additional  Representations  and  Warranties  of Stiefel.  Stiefel
hereby additionally represents and warrants to INyX the following:

                  (a) Stiefel is a corporation duly organized and existing under the laws of the State of New York.

                  (b) There are no material adverse claims pending or, to the best of Stiefel's knowledge, threatened against Stiefel by any entity with respect to any of its Products or business; and

                  (c) Stiefel is neither a party to nor otherwise bound by any agreement or instrument which prohibits or prevents it from performing its obligations under this Agreement.

                                    ARTICLE 9
                CONFIDENTIALITY AND NONSOLICITATION OF PERSONNEL
                ------------------------------------------------

         9.1 Confidentiality. Each party hereto acknowledges that it has been and will be exposed to certain "Confidential Information" and "Trade Secrets" (both as hereinafter defined) of the other party in connection with the transactions contemplated by this Agreement and that its unauthorized use or disclosure of such information or data could cause immediate and irreparable harm to such other party. Accordingly, except to the extent that it is necessary to use such information or data to perform its obligations under this Agreement, neither party shall, without the express prior written consent of the other party, redistribute, market, publish, disclose or divulge to any person or entity, or use or modify for use, directly or indirectly, in any way for any person or entity: (a) any of the other party's Confidential Information during the term of this Agreement and for a period of three (3) years after any expiration or termination of this Agreement; and (b) any of the other party's Trade Secrets at any time during which such information constitutes a trade secret under applicable law. For purposes hereof, "Confidential Information" shall mean all competitively sensitive, non-public information (other than "Trade Secrets") of or about a party which is not generally known by or available to such party's competitors, and "Trade Secrets" shall mean "Trade Secrets" as defined under applicable law.

         9.2 Nonsolicitation of Personnel. Neither party hereto shall, without the prior written consent to the other party, either directly or indirectly, alone or in conjunction with any other person or entity, solicit or attempt to solicit any "key or material" employee, consultant, contractor or personnel of such other party to terminate, alter or lessen his or her affiliation with such other party at any time during the term of this Agreement and for a period of one (1) year thereafter.








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                                   ARTICLE 10
                             ARBITRATION OF DISPUTES
                             -----------------------

         10.1 All disputes arising out of or in connection with the present contract shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules, in effect at the time the arbitration is commenced. Such arbitration shall be conducted in a mutually convenient location within an approximately equal geographic distance between the addresses of the parties in effect. The decision of the arbitrators, which may include interest, shall be final and binding on the parties hereto and may be entered and enforced in any court of competent jurisdiction by any party. The arbitration shall be pursued and brought to conclusion as rapidly as possible.

                                   ARTICLE 11
                                     NOTICES
                                     -------

         11.1 Delivery. All notices, consents, requests and other communications hereunder shall be in writing and shall be sent by hand delivery, by certified or registered mail (return-receipt requested), or by a recognized national overnight courier service as set forth below:

                  If to INyX:        INyX, Inc.
                                     Seymour Court
                                     Manor Park
                                     Runcorn, Cheshire WA7 1SY
                                     Attention:

                  If to Stiefel:     Stiefel Laboratories, Inc.
                                     6290 Route 145
                                     Oak Hill, New York 12460
                                     Attention:  Purchasing Department

                  With a copy to:    Stiefel Laboratories, Inc.
                                     255 Alhambra Circle
                                     Coral Gables, Florida 33143
                                     Attention: General Counsel

         11.2 Effective Time. Notices delivered pursuant hereto shall be deemed given: (a) at the time delivered, if personally delivered; (b) at the time received, if mailed; and (c) one (1) business day after timely delivery to the courier, if by overnight courier service.

         11.3 Changes. Either party hereto may change the address to which notice is to be sent by written notice to the other party in accordance with the provisions of this Article 11.



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                                   ARTICLE 12
                                  MISCELLANEOUS
                                  -------------

         12.1 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired, and the parties shall use their best efforts to substitute a valid, legal and enforceable provision, which, insofar as practical, implements the purpose of this Agreement.

         12.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

         12.3 Governing Law. This Agreement shall be governed by, and any matter or dispute arising out of this Agreement shall be determined by, the laws of England.

         12.4 Headings; Gender. "Article," "Section" and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

         12.5 Entire Agreement. This Agreement represents the entire agreement of the parties with respect to its subject matter. Any and all prior discussions or agreements with respect hereto are merged into and superseded by the terms of this Agreement. This Agreement may be modified or amended only in writing signed by both parties which expressly refers to this Agreement and states an intention to modify or amend it. No such amendment or modification shall be effected by use of any purchase order, acknowledgment, invoice or other form of either party and in the event of conflict between the terms of this Agreement and any such form, the terms of this Agreement shall control.

         12.6 Notices. Any notice or payment required or permitted hereunder shall be in writing and sent by certified mail, overnight express, or personally delivered, addressed to the party to receive the notice as set out above.

         12.7 No Assignment. Neither party hereto may assign this Agreement, in whole or in part, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and any attempted assignment not in accordance herewith shall be null and void and of no force or effect; provided that Stiefel may assign its rights (but not its obligations) hereunder to any of its subsidiaries.

         12.8 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, representatives and permitted assigns.


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         12.9  Interpretation.  This  Agreement  was  fully  negotiated  by both parties hereto and shall not be construed more strongly against either party hereto regardless of which party is responsible for its preparation. In the event of a conflict or inconsistency between the Manufacturing and Supply Agreement between the parties and this Agreement, the relevant provision of the Manufacturing and Supply Agreement shall be given effect over the relevant provision of this Agreement.

         12.10 No Consequential Damages. Neither party to this Agreement shall have any liability to the other party for any consequential or indirect damages arising out of any breach of this Agreement, including, without limitation, loss of profit, loss of use or business stoppage.

         12.11 Further Assurances. Upon the reasonable request of the other party, each party hereto agrees to take any and all actions necessary or appropriate to give effect to the terms set forth in this Agreement.

                            [Signature Page Follows]




























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         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized representatives to execute this Agreement as of the day and year first above written.

                                   "INyX"

                                   INyX PHARMA LIMITED.


                                   By: /S/ Colin Hunter
                                       -----------------------------------------
                                       Director


                                   "Stiefel"

                                   STIEFEL LABORATORIES, INC.


                                   By: /S/ Tessie L. Brunker
                                       -----------------------------------------
                                       Title:  Vice President, CEO and Treasurer





























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                                    EXHIBIT A

                                 SPECIFICATIONS

                         TO BE PROVIDED BY STIEFEL LABS
































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                                    EXHIBIT B

                       SCHEDULE OF DEVELOPMENT ACTIVITIES

         I. Task Name: ***             Start Date             Finish Date

                                       ***


1.       Project definition and scope.

2.       Acquisition,   Testing,  and  Evaluation  of  drugs,  excipients,   and
         components as agreed by both parties.

3.       Formulation  and  manufacturing   process   assessments  to  facilitate
         production of the product by INyX.

4. Assessment and assistance, as necessary, in the development of mutually acceptable test methods required to secure health registrations.

5.       Development and Exhibit batch preparation.

6.       Development and preparation of necessary clinical supplies.

7. Assistance, as necessary with mutually agreed testing activities to support health registrations.

8. Support in preparation and review of CMC documentation necessary to secure health registrations.

TOTAL DEVELOPMENT COST:    ***




















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II. Task Name: ***                      Start Date            Finish Date

                                        ***

1.       Project definition and scope.

2.       Acquisition,   Testing,  and  Evaluation  of  drugs,  excipients,   and
         components as agreed by both parties.

3.       Formulation  and  manufacturing   process   assessments  to  facilitate
         production of the product by INyX.

4. Assessment and assistance, as necessary, in the development of mutually acceptable test methods required to secure health registrations.

5.       Development and Exhibit batch preparation.

6.       Development and preparation of necessary clinical supplies.

7. Assistance, as necessary with mutually agreed testing activities to support health registrations.

8. Support in preparation and review of CMC documentation necessary to secure health registrations.

TOTAL DEVELOPMENT COST:    ***























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III. Task Name:***                      Start Date             Finish Date

                                        ***

1.       Project definition and scope.

2.       Acquisition,   Testing,  and  Evaluation  of  drugs,  excipients,   and
         components as agreed by both parties.

3.       Formulation  and  manufacturing   process   assessments  to  facilitate
         production of the product by INyX.

4. Assessment and assistance, as necessary, in the development of mutually acceptable test methods required to secure health registrations.

5.       Development and Exhibit batch preparation.

6.       Development and preparation of necessary clinical supplies.

7. Assistance, as necessary with mutually agreed testing activities to support health registrations.

8. Support in preparation and review of CMC documentation necessary to secure health registrations.

TOTAL DEVELOPMENT COST:    ***
























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                                    EXHIBIT C

                      DOCUMENTATION TO BE PROVIDED BY INyX

Documentation Required for the ANDA Submission:
-----------------------------------------------

o        cGMP Certification

o        Debarment Statement

o        Methods - Raw material and Products

o Specifications (Raw material and Products) - these may be updated based upon stability data, FDAs comment, etc.

o        Packaging component tests, specifications, and methods.

o Batch records (manufacturing and packaging) for the exhibit batch with lab pages of testing performed and Certificates of Analysis ("COAs")

o        Proposed Commercial Manufacturing and Packaging Batch Records

o COA, lab pages, and manufacturer's COA for the active ingredient/raw materials

o        Stability   data/reports  -  accelerated  and  long  term  (updated  in accordance with the stability schedule)

o        Proposed Post Marketing Stability Protocol

o        Standard Operating Procedures (various)

o        Description of INyX facilities

o        Method Validation Package

Documentation Required for Production Batches
---------------------------------------------

o        Releases of Raw Materials

o        Manufacturing and Packaging Batch Records

o In-Process and Finished Products Testing Results (including COAs, Test Records, etc.)























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